                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant  /X/
Filed by a Party Other than the Registrant  / /

--------------------------------------------------------------------------------

Check the appropriate box:
/ /   Preliminary Proxy Statement           / /   Confidential, For Use of the
/X/   Definitive Proxy Statement                  Commission Only (as permitted
/ /   Definitive Additional Materials             by Rule 14a-6(e)(2))
/ /   Soliciting Material Pursuant to
      Rule 14a-12


                         AZTEC TECHNOLOGY PARTNERS, INC.
                (Name of Registrant as Specified in Its Charter)

                 -----------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/X/   No fee required.
/ /   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:  N/A
     2)  Aggregate number of securities to which transaction applies:  N/A
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): N/A
     4)  Proposed maximum aggregate value of transaction:
     5)  Total fee paid:  N/A

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:
     2)  Form, Schedule or Registration Statement No.:
     3)  Filing Party:
     4)  Date Filed:

                     [AXTEC TECHNOLOGY PARTNERS, INC. LOGO]

                                                   50 Braintree Hill Office Park
                                                  Braintree, Massachusetts 02184
                                                               November 15, 2000

Dear Stockholder:

    It is my pleasure to invite you to the 2000 Annual Meeting of Stockholders of Aztec Technology Partners, Inc. The 2000 Annual Meeting will be held on December 12, 2000 at 10:00 a.m., local time, at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts. At the meeting, stockholders will be asked to (a) elect two Class III Directors for a three year term and two Class I Directors for the remaining one year of the three year term, (b) amend the 1998 Non-Employee Director Stock Option Plan, and (c) ratify the Company's selection of independent accountants.

    Your vote is important. To ensure that your shares will be represented at the meeting, please complete, sign, date and mail your proxy card to American Stock Transfer & Trust Company in the enclosed postage-paid envelope. If your shares are held in the name of a broker, bank or other holder of record, you will receive instructions from the holder of record which you must follow in order for your shares to be voted. If you plan to attend the meeting, please mark the appropriate box on the enclosed proxy card.

    We look forward to seeing you at the meeting.

                                          Sincerely,

                                          [/S/ CLIFFORD MITMAN, JR.]
                                          Clifford Mitman, Jr.
                                          Chairman of the Board of Directors

                        AZTEC TECHNOLOGY PARTNERS, INC.
                         50 BRAINTREE HILL OFFICE PARK
                         BRAINTREE, MASSACHUSETTS 02184
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON DECEMBER 12, 2000

    The Annual Meeting of Stockholders of Aztec Technology Partners, Inc. ("Aztec" or the "Company") will be held on December 12, 2000 at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts, at 10:00 a.m., local time, to consider and act upon the following matters:

1. To elect two Class III Directors to serve until the 2003 Annual Meeting and to elect two Class I directors to serve the remaining one year of the Class I term until the 2001 Annual Meeting.

2. To approve an amendment to the Company's 1998 Non-Employee Director Stock Option Plan, as amended, to increase the number of shares of Common Stock authorized for issuance thereunder from 300,000 to 700,000 shares.

3. To ratify the selection of the firm of PricewaterhouseCoopers LLP as the Company's independent accountants for the current fiscal year.

4. To transact such other business as may properly come before the meeting or any adjournment thereof.

    Stockholders of record at the close of business on October 31, 2000 will be entitled to notice of and to vote at the meeting or any adjournment thereof. The stock transfer books of the Company will remain open and may be examined at the offices of the Company, 50 Braintree Hill Office Park, Suite 220, Braintree, Massachusetts. Stockholders wishing to examine the stock transfer books should contact T. Kenwood Mullare, Esq., General Counsel, at (781) 849-1702.

    A copy of the Company's Annual Report to Stockholders for the year ended December 31, 1999, containing the Company's Annual Report without exhibits on Form 10-K/A for that year, a copy of the Company's Quarterly Report on Form 10-Q for the period ended September 30, 2000 and other information of interest to stockholders, accompany this Notice.

    All stockholders are cordially invited to attend the meeting.

                                          By Order of the Board of Directors,

                                          [/S/ T. KENWOOD MULLARE]

                                          T. Kenwood Mullare, Esq.
                                          SECRETARY

Braintree, Massachusetts
November 15, 2000

    WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

                        AZTEC TECHNOLOGY PARTNERS, INC.
                         50 BRAINTREE HILL OFFICE PARK
                         BRAINTREE, MASSACHUSETTS 02184
             PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON DECEMBER 12, 2000

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on December 12, 2000 at 10:00 a.m., local time, at the law offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts, and at any adjournment of that meeting (the "Annual Meeting"). All proxies will be voted in accordance with the stockholders' instructions, and if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of written revocation or a subsequently dated proxy to the Secretary of the Company or by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not itself be deemed to revoke a proxy unless the stockholder gives affirmative notice at the Annual Meeting that the stockholder intends to revoke the proxy and vote in person.

    The Notice of Meeting, this Proxy Statement, the enclosed Proxy, the Company's Annual Report to Stockholders for the year ended December 31, 1999 and the Company's Quarterly Report on Form 10-Q for the period ended September 30, 2000 are being mailed to stockholders beginning on or about November 15, 2000.

VOTING SECURITIES AND VOTES REQUIRED

    At the close of business on October 31, 2000, the record date for the determination of stockholders entitled to vote at the Annual Meeting, there were outstanding and entitled to vote an aggregate of 22,981,302 shares of Common Stock of the Company. Stockholders are entitled to one vote per share.

    The presence or representation of holders of a majority of the number of shares of the capital stock of the Company issued, outstanding and entitled to vote at the Annual Meeting constitutes a quorum for the transaction of business at the Annual Meeting. Shares of Common Stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more matters) will be counted for purposes of determining whether a quorum is present.

    - The affirmative vote of the holders of a plurality of the votes cast by the stockholders entitled to vote at the Annual Meeting is required for the election of directors.

    - The affirmative vote of the holders of the majority of the stock present or represented and voting at the Annual Meeting is required to ratify the amendment to the 1998 Non-Employee Director Stock Option Plan.

    - The affirmative vote of the holders of the majority of the stock present or represented and voting at the Annual Meeting is required to ratify the selection of the firm of PricewaterhouseCoopers LLP as the Company's independent accountants for the current fiscal year.

    Shares which abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter and will also not be counted as shares voting on such matter. Accordingly, abstentions and broker non-votes will have no effect on the outcome of voting on any matter which requires the affirmative vote of the majority of the shares present or represented and voting on such matter, and will be counted as a vote against any matter which requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock.

    The Board of Directors recommends a vote in favor of each proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information as of October 31, 2000, on which 22,981,302 shares of Common Stock were outstanding, with respect to the beneficial ownership of the Company's Common Stock by (i) each person known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) the directors and nominees for director of the Company, (iii) the Company's President, the next two most highly compensated executive officers of Aztec who earned in excess of $100,000, plus one person (James E. Claypoole) who would have been included among the most highly compensated executive officers if he had been serving as such on December 31, 1999 (the "Named Executive Officers"), and (iv) all executive officers, directors and nominees for director of the Company as a group. Unless otherwise indicated, the business address of each of the following is 50 Braintree Hill Office Park, Braintree,
Massachusetts 02184:

                                                                AMOUNT AND NATURE OF BENEFICIAL
                                                                         OWNERSHIP(1)
                                                              -----------------------------------
NAME AND ADDRESS OF BENEFICIAL OWNER                          NUMBER OF SHARES   PERCENT OF CLASS
------------------------------------                          ----------------   ----------------
5% STOCKHOLDERS:
  Wanger Asset Management, L.P. (2).........................     3,470,000              15.10%
    227 West Monroe Street, Suite 3000
    Chicago, IL 60606

DIRECTORS:
  Robert F. Burlinson (3)...................................        30,000            *
  Ira Cohen (4).............................................       132,927            *
  Joseph L. Gagnon (5)......................................        30,000            *
  Leon Kopyt (6)............................................        30,000            *
  Clifford Mitman, Jr. (7)..................................       385,000               1.65
  Benjamin Tandowski (8)....................................        98,902            *

OTHER EXECUTIVE OFFICERS:
  James E. Claypoole (9)....................................       773,602               3.28
  Ross J. Weintraub (10)....................................        69,250            *
  All executive officers, directors and nominees for
    director as a group (eight persons) (11)................     1,549,681               6.37%

------------------------

*   Less than 1%.

 (1) The number of shares beneficially owned by each stockholder, director and executive officer is determined under rules promulgated by the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after October 31, 2000 through the exercise of any stock option, warrant or other right. The inclusion herein of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. Unless otherwise indicated, each person or entity listed above has sole voting and investment power (or shares such power with his or her spouse) with respect to all shares of capital stock listed as owned by such person or entity.

 (2) Information is based solely on a Schedule 13G/A filed with the Securities and Exchange Commission on February 11, 2000, by Wanger Asset Management, L.P. ("Wanger Asset"). Wanger Asset is a registered investment advisor. The number of shares beneficially owned by this entity includes those purchased on behalf of discretionary clients of Wanger Asset. Wanger Asset reported that it has shared power to vote or direct the vote all of its shares.

 (3) Consists of 30,000 shares subject to options exercisable within 60 days after October 31, 2000. Mr. Burlinson's ability to exercise his option to purchase these shares is subject to stockholder approval of the amendment to the 1998 Non-Employee Director Plan increasing the number of shares available for grant thereunder (See "PROPOSAL 2" below).

 (4) Includes 128,843 shares subject to options exercisable within 60 days of October 31, 2000.

 (5) Consists of 30,000 shares subject to options exercisable within 60 days after October 31, 2000. Mr. Gagnon's ability to exercise his option to purchase these shares is subject to stockholder approval of the amendment to the 1998 Non-Employee Director Plan increasing the number of shares available for grant thereunder (See "PROPOSAL 2" below).

 (6) Consists of 30,000 shares subject to options exercisable within 60 days after October 31, 2000. Mr. Kopyt's ability to exercise his option to purchase these shares is subject to stockholder approval of the amendment to the 1998 Non-Employee Director Plan increasing the number of shares available for grant thereunder (See "PROPOSAL 2" below).

 (7) Consists of 385,000 shares subject to options exercisable within 60 days after October 31, 2000.

 (8) Dr. Tandowski serves as the President of Blueflame Inc., a wholly-owned subsidiary of the Company. Includes 87,500 shares subject to options exercisable within 60 days after October 31, 2000.

 (9) Mr. Claypoole retired as an officer of the Company in September 1999 and resigned from his position as a director of the Company in September 2000. Includes 572,185 shares subject to options exercisable within 60 days after October 31, 2000. Mr. Claypoole's address is 800 Hingham Street, Suite 1055, Rockland, MA 02370.

 (10) Consists of 69,250 shares subject to options exercisable within 60 days after October 31, 2000.

 (11) Consists of 1,332,778 shares subject to options exercisable within 60 days after October 31, 2000. The number of shares beneficially owned by all executive officers, directors and nominees for director includes shares beneficially owned by Mr. Claypoole, who was an executive officer and director during 1999, but has subsequently resigned from both positions.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING REQUIREMENTS

    Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, executive officers and holders of more than 10% of the Company's Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company.

    Based solely upon a review of reports submitted, and representations made to the Company, to the Company's knowledge, its directors and executive officers timely filed all required forms under Section 16(a) of the Securities Exchange Act during 1999, except that Mr. Mitman, Mr. Claypoole and Dr. Tandowski each inadvertently filed one form late covering the receipt of options to purchase the Company's stock.

                       PROPOSAL 1--ELECTION OF DIRECTORS

    The Company has a classified Board of Directors (the "Board") which consists of two Class I directors, two Class II directors and two Class III directors. The Class I, Class II and Class III directors will serve until the Annual Meetings of Stockholders to be held in 2001, 2002 and 2003, respectively, and until their respective successors are elected and qualified. At each annual meeting of stockholders, directors are elected for a full three-year term to succeed those directors whose terms are expiring.

    Unless the proxy is marked otherwise, the persons named in the enclosed proxy will vote to elect, as Class III directors, Joseph Gagnon and Ira Cohen. Messrs. Gagnon and Cohen are currently Class III directors, having been elected in August 2000 and November 2000, respectively, by the Board. James E. Claypoole and Lawrence M. Howell formerly served as a Class III directors, before resigning in September 2000 and October 2000, respectively. Messrs. Gagnon and Cohen have each been nominated for re-election as a director, and if re-elected, would hold office until the 2003 Annual Meeting of Stockholders and until his successor is elected and qualified.

    Unless the proxy is marked otherwise, the persons named in the enclosed proxy will vote to elect, as Class I directors, Leon Kopyt and Robert Burlinson. Mr. Kopyt and Mr. Burlinson are currently serving as Class I directors, having been elected as new Class I directors in March and July 2000, respectively. Jonathan Ledecky formerly served as a Class I director, until his resignation in August 2000. Mr. Kopyt and Mr. Burlinson have each been nominated for re-election as a director, and if re-elected, would hold office until the 2001 Annual Meeting of Stockholders and until his successor is elected and qualified.

    Each of the nominees has indicated his willingness to serve, if elected; however, if any nominee should be unable to serve, the person acting under the proxy may vote the proxy for a substitute nominee. The Board has no reason to believe that any of the nominees will be unable to serve if elected.

    For each member of the Board whose term of office as a director continues after the Meeting, including those who are nominees for election as Class III and Class I directors, there follows information given by each concerning his principal occupation and business experience for at least the past five years, the names of other publicly held companies for which he serves as a director, his age and length of service as a director of the Company. There are no familial relationships among any of the directors, nominees for director and executive officers of the Company

    NOMINEES FOR TERMS EXPIRING IN 2003 (CLASS III DIRECTORS)

    JOSEPH L. GAGNON, 40, has served as a director of Aztec since August 2000. Mr. Gagnon has served as Senior Vice President eStrategy of Mainspring, Inc. since October 1999. From 1996 to October 1999, Mr. Gagnon was a partner at Ernst & Young in New York where he provided technology consulting services. Prior to becoming a partner, Mr. Gagnon held the positions of Senior Manager and Manager with Ernst & Young, from 1989 until 1996. Mr. Gagnon received his bachelor of arts in economics from Fordham University.

    IRA COHEN, 46, has served as a director of Aztec since November 2000 and has served as President of Aztec since September 1999 and as Chief Operating Officer of Aztec since June 1998. From 1996 to April 1998, Mr. Cohen worked as an independent consultant, and from September 1996 to June 1997 as the Chief Operating Officer of DataTrend, Inc., a computer remanufacturing company. In 1993, Mr. Cohen was employed by CIC Systems as Chief Operating Officer of its Copley Division where he continued to work through 1996. Mr. Cohen founded Copley Management Associates, a technology management consulting company, in 1979. In 1984, Mr. Cohen merged Copley Management Associates with DataTrend to form Copley Systems, Inc., which he sold in 1993.

    NOMINEES FOR TERMS EXPIRING IN 2001 (CLASS I DIRECTORS)

    LEON KOPYT, 55, has served as a director of Aztec since March 2000.
Mr. Kopyt has held the positions of Chairman of the Board of Directors, President and Chief Executive Officer of RCM Technologies, Inc., a provider of business, technology and resource management solutions to information technology and professional engineering customers since 1991. Prior to his association with RCM Technologies, Inc. Mr. Kopyt was the President and CEO of a European-based industrial corporation which designed and manufactured a broad range of transportation and defense products.

    ROBERT BURLINSON, 61, is a private investor and financial consultant, has served as a director of Aztec since July 2000 and currently serves as the Chairman of the Executive Committee of the Board. Mr. Burlinson was the Executive Vice President and Chief Financial Officer of Audio Visual Services Corporation, formerly Caribiner International, Inc., an international provider of corporate meetings and business communications services, from June 1998 to July 2000. From September 1996 until June 1998, Mr. Burlinson served as Vice President, Treasurer and Principal Financial Officer of Handy & Harman, a manufacturer providing engineering products, system components and precious metal fabrication. From October 1986 until September 1996, Mr. Burlinson served as Senior Vice President and Chief Financial Officer and was a director of National Guardian Corp., a security services company. Mr. Burlinson received a Masters of Business Administration degree from the Stern School of New York University and holds a Bachelor of Arts degree in economics from Fordham University. Mr. Burlinson is a certified public accountant.

    DIRECTORS WHOSE TERMS EXPIRE IN 2002 (CLASS II DIRECTORS)

    CLIFFORD MITMAN, JR., 62, has served as a director of Aztec since May 1998 and currently serves as Chairman of the Board and of the Audit, Compensation and Special Committees of the Board. Mr. Mitman has been President of Mitman Associates, a firm that provides executive compensation and organization planning consulting services to a wide range of companies since October 1991. Prior to October 1991, Mr. Mitman was a Vice President and Senior Consultant with the firms of Towers, Perrin and The Wyatt Company, both management consulting firms. Mr. Mitman graduated from Yale University and the Wharton School of Business.

    BENJAMIN TANDOWSKI, 53, has served as a director of Aztec since May 1998. From 1985 to the present, Dr. Tandowski has served as President of Blueflame, a provider of comprehensive enterprise solutions and a wholly-owned subsidiary of Aztec. Dr. Tandowski founded Blueflame in 1985. From January 1999 to March 2000, Dr. Tandowski served as the Chief Technology Officer of Aztec prior to resigning to focus his efforts on Blueflame. Previously, Dr. Tandowski was employed by Exxon Research and the Chemical and Plastics Division of Union Carbide, both diversified chemical companies where he managed the implementation of large databases and developed computing facilities for research. Dr. Tandowski holds a Ph.D. in mechanical engineering from the City University of New York, where he was a National Science Fellow.

    See "Security Ownership of Certain Beneficial Owners and Management" above for a summary of the shares of Common Stock owned by each of the directors and director nominees.

LEGAL PROCEEDINGS FOR THE YEAR ENDED DECEMBER 31, 1999

    On March 3, 1999, a lawsuit was filed against the Company, along with USOP and Jonathan Ledecky, a director of Aztec until August 2000, by Philip Arturi, a former President of PNS, and Bruce Torello, a former PNS employee. Arturi and Torello claim a total of $2 million in damages in connection with the sale of their company to USOP in September, 1997. (PNS was one of the business units that was spun off from USOP as part of Aztec in June 1998 and was a wholly-owned subsidiary of USOP prior to the spin-off.)

The plaintiffs claim that USOP failed to disclose certain material facts during USOP's acquisition of the business and that they were given assurances that they would be compensated for damages from the drop in the value of the USOP stock received in consideration for the sale of the Company. Some or all of the claims may be subject to indemnification by the Company and the other spin-off companies under the terms of the distribution agreement that was executed in connection with USOP's strategic restructuring plan. It is also possible that the Company could seek indemnity from USOP for these claims.

    In connection with the acquisition of Aztec International, a lawsuit was filed in the United States District Court for the District of Delaware in February 1999 against USOP, and James Claypoole and Jonathan Ledecky, both now former directors of Aztec, as employees of USOP, by Jack Meehan, Fran Meehan, Christopher Meehan, Beth Meehan, Gordon Tingets, Les Asher, Michael Dickens, and William Durniak. A number of the plaintiffs are officers and directors of Aztec International. Messrs. Claypoole and Ledecky were directors of Aztec until September 2000 and August 2000, respectively. The lawsuit alleges that USOP (and Claypoole and Ledecky as its employees) failed to disclose certain material facts during USOP's acquisition of the business. The lawsuit further alleges that the plaintiffs were given assurances that they would be compensated for damages resulting from a drop in the value of the USOP stock that they received in connection with the sale. The plaintiffs claim damages of $9.5 million. Some or all of the claims may be subject to indemnification by the Company and the other spin-off companies under the terms of the distribution agreement that was executed in connection with USOP's strategic restructuring plan.

    The Multidistrict Litigation Panel consolidated both cases, as well as many other cases pending against USOP, for pre-trial purposes in the United States District Court for the District of Columbia. The cases have been administratively closed pending referral to mediation. Prior to that action, all of the defendants in both cases moved to have them dismissed. No action has been taken on those motions.

BOARD AND COMMITTEE MEETINGS

    The Board met 11 times (including by telephone conference) during 1999. All directors attended at least 75% of the meetings of the Board and of the committees on which they served.

    The Board has a Compensation Committee, which has the authority and responsibility to establish the compensation of, and compensation policies applicable to, the Company's senior officers and administers certain of the Company's stock benefit plans. The Compensation Committee held four meetings during 1999. The current members of the Compensation Committee are Messrs. Mitman and Kopyt.

    The Board has an Audit Committee, which reviews and evaluates audit procedures and the results and scope of the audit and other services provided by the Company's independent public accountants. The Audit Committee held eight meetings during 1999. The current members of the Audit Committee are Messrs. Mitman, Gagnon and Burlinson.

    The Board established an Executive Committee in September 2000, which has the authority to take all actions of the Board as may be permitted under Delaware Law with respect to the management of the business and affairs of the Company, other than altering the Company's bylaws. The current members of the Executive Committee are Messrs. Burlinson and Mitman.

COMPENSATION OF DIRECTORS

    All directors are reimbursed by the Company for expenses incurred in connection with their attendance at Board meetings and committee meetings. Each non-employee director is paid $1,500 as a quarterly retainer, $500 for participating in a telephonic Board meeting or committee meeting, and $1,000 for attendance at each in person Board meeting or committee meeting.

    Mr. Mitman received options to purchase 250,000 shares of Common Stock as consideration for his service as Chairman of the Board.

    Mr. Mitman received a one-time grant of an option to purchase 50,000 shares of Common Stock for his appointment as a member of the Executive Committee.
Mr. Burlinson is paid $20,000 per month for his service as Chairman of the Executive Committee for a period of six months. At the end of the six month period, the Board of Directors will review the continued need for an Executive Committee and the compensation provided to its members.

    Non-employee directors of the Company receive stock options under the Company's Amended and Restated 1998 Non-Employee Director Stock Option Plan (the "Director Plan"). The Director Plan is administered by the Board. The Director Plan provides that each non-employee director is automatically granted (i) an option to purchase 30,000 shares of Common Stock upon his or her initial election to the Board; (ii) an option to purchase 15,000 shares of Common Stock on the date of each annual meeting of stockholders, provided that he or she is serving as a director immediately following such annual meeting; (iii) an option to purchase 10,000 shares of Common Stock upon initial appointment as chairperson of a committee of the Board; and (iv) an option to purchase 10,000 shares of Common Stock on the date of each annual meeting of stockholders if serving as a chairperson of a committee of the Board, provided that he or she will continue to serve as chairperson immediately following such annual meeting.

    Pursuant to the Director Plan, (i) on June 2, 1999 after the 1999 Annual Meeting of Stockholders, the Company granted options to purchase 30,000 shares of Common Stock to Mr. Howell, at an exercise price of $2.375, for his service as a director and as chairman of committees of the Board and options to purchase 25,000 shares of Common Stock to Mr. Mitman, at an exercise price of $2.375, for his service as a director and as chairman of committees of the Board; (ii) on December 9, 1999, the Company granted options to purchase 15,000 shares of Common Stock to Mr. Mitman, at an exercise price of $4.00 per share, for his appointment as chairman of committees of the Board; (iii) on March 2, 2000, the Company granted options to purchase 15,000 shares of Common Stock to Mr. Kopyt, at an exercise price of $8.75 per share, for his election to the Board; (iv) on June 29, 2000, the Company granted options to purchase an additional 15,000 shares of Common Stock to Mr. Kopyt, at an exercise price of $2.0625, due to the increase in the number of shares for which options are granted for election to the Board under the Director Plan from 15,000 to 30,000; (v) on July 10, 2000, the Company granted options to purchase 30,000 shares of Common Stock to Mr. Burlinson, at an exercise price of $2.1875 per share, for his election to the Board; and (vi) on August 2, 2000, the Company granted options to purchase 30,000 shares of Common Stock to Mr. Gagnon, at an exercise price of $1.875 per share, for his election to the Board. On December 12, 2000, the Company, at its Annual Meeting, will grant to each of Messrs. Mitman, Kopyt, Burlinson and Gagnon options to purchase 15,000 shares of Common Stock for their continued service as directors or re-election to the Board and options to purchase 30,000 shares of Common Stock to Mr. Mitman for his service as chairman of committees of the Board.

    As of March 2, 2000, no shares were available under the Director Plan for the automatic option grants made to non-employee directors. Since such date, options to purchase shares of Common Stock have been granted to each of Messrs. Burlinson, Gagnon and Kopyt, but remain subject to stockholder approval of an increase in the number of shares authorized for grant under the Director Plan. The Board has approved an increase in the number of shares available under the plan from 300,000 to 700,000, and, if the amendment (discussed below) is approved by the stockholders, shares of Common Stock will be available to fulfill these grants, as well as the grants to be made with respect to the Annual Meeting.

COMPENSATION OF OFFICERS AND DIRECTORS FOR THE YEAR ENDED DECEMBER 31, 1999

EXECUTIVE COMPENSATION

    The following table sets forth information with respect to the compensation paid to the Named Executive Officers by Aztec for services rendered during the fiscal year ended December 31, 1999.

                           SUMMARY COMPENSATION TABLE

                                                                                               LONG TERM
                                                                                             COMPENSATION
NAME AND PRINCIPAL                                            ANNUAL                         -------------
POSITION                                                 COMPENSATION(1)                      SECURITIES
------------------                                     --------------------   OTHER ANNUAL    UNDERLYING
OPTIONS                                       YEAR     SALARY($)   BONUS($)   COMPENSATION   STOCK OPTIONS
-------                                     --------   ---------   --------   ------------   -------------
Ira Cohen ................................    1999     $200,000        None         None         220,000
  President and Chief Operating Officer       1998     $138,462    $ 10,000         None          78,150

Ross J. Weintraub (2) ....................    1999     $139,700        None         None         202,000
  Chief Financial Officer

Benjamin Tandowski .......................    1999     $300,385        None         None         100,000
  President of Blueflame                      1998     $259,615    $ 50,000         None          75,000

James E. Claypoole .......................    1999     $375,120    $187,500(3)       None          5,000
  Former Chief Executive Officer and          1998     $243,308    $ 60,000     $125,834         572,185
  President, Former Director

------------------------

(1) In accordance with the rules of the Securities and Exchange Commission, other compensation in the form of perquisites and other personal benefits has been omitted because such perquisites and other personal benefits constituted less than the lesser of $50,000 or ten percent of the total annual salary and bonus for the Named Executive Officers for the year reflected above.

(2) Mr. Weintraub began his employment with the Company on February 24, 1999.

(3) On September 30, 1999, the Company entered into an agreement with regard to the terms of Mr. Claypoole's retirement. The dollar amount listed in bonus was paid in connection with his retirement agreement.

STOCK OPTION GRANTS

    The following table sets forth certain information regarding options granted to the Named Executive Officers during the fiscal year ended December 31, 1999.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                  INDIVIDUAL GRANTS                      POTENTION REALIZABLE
                                -----------------------------------------------------      VALUE AT ASSUMED
                                NUMBER OF    PERCENT OF TOTAL                            ANNUAL RATES OF STOCK
                                  SHARES         OPTIONS         OPTION                 PRICE APPRECIATION FOR
                                UNDERLYING      GRANTED TO      EXERCISE     OPTION         OPTION TERMS(3)
                                 OPTIONS       EMPLOYEES IN      PRICE     EXPIRATION   -----------------------
NAME                            GRANTED(1)    FISCAL YEAR(2)     ($/SH)       DATE          5%          10%
----                            ----------   ----------------   --------   ----------   ----------   ----------
Ira Cohen.....................   120,000           5.15%         $1.875      8/16/09     $141,501     $358,592
                                 100,000           4.30%           4.50     12/13/09      283,003      717,184

Ross Weintraub................     7,000              *            4.50      2/25/09       19,810       50,202
                                 120,000           5.15%          1.875      8/16/09      124,049      305,538
                                  75,000           3.22%           4.50     12/13/09      212,251      537,888

Benjamin Tandowski............   100,000           4.30%           4.50     12/13/09      283,003      717,184

James E. Claypoole............     5,000              *            4.00     12/09/09       12,578       31,875

------------------------

(1) Represents options granted pursuant to the Company's 1998 Stock Incentive Plan.

(2) Calculated based on the total number of options, 2,328,000, granted during the year ended December 31, 1999.

(3) Potential realizable value is based on an assumption that the market price of the stock will appreciate at the stated rate, compounded annually, from the date of grant until the end of the term. These values are calculated based on rules promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate or projection of future stock prices. Actual gains, if any, on stock option exercises will depend on the future performance of the Company's Common Stock, the optionholder's continued employment through the option period and the date on which the options are exercised.

FISCAL YEAR-END OPTION VALUE TABLE

    The following table summarizes certain information regarding the stock options exercised during 1999 and unexercised stock options held as of December 31, 1999 by each of the Named Executive Officers.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                    NUMBER OF SECURITIES
                                                                   UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                                   OPTIONS/SARS AT FISCAL         IN-THE-MONEY OPTIONS
                                                                         YEAR-END(#)            AT FISCAL YEAR END($)(1)
                              SHARES ACQUIRED ON      VALUE      ---------------------------   ---------------------------
NAME                             EXERCISE(#)       REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                          ------------------   -----------   -----------   -------------   -----------   -------------
Ira Cohen...................         None               0           19,536        278,614       $ 11,551       $362,856
Ross J. Weintraub...........         None               0             None        202,000            N/A       $327,626
Benjamin Tandowski..........         None               0           18,750        156,250       $ 32,803       $104,659
James E. Claypoole..........         None               0          577,185           None       $335,355            N/A

------------------------

(1) Value based upon the last sales price per share ($4.56) on the Company's Common Stock on December 31, 1999, as reported on the Nasdaq SmallCap Market, less the exercise price.

EMPLOYMENT CONTRACTS FOR THE YEAR ENDED DECEMBER 31, 1999

    Aztec entered into an employment agreement with Mr. Cohen, effective as of June 1, 1999, for a one-year term as the Company's Chief Operating Officer. The agreement automatically renews for an additional one year term unless either party gives 90 days notice of termination. Pursuant to the agreement, Mr. Cohen is entitled to receive a base salary of $200,000, with the potential for a cash bonus of up to 50% of Mr. Cohen's annual base salary. Aztec may terminate
Mr. Cohen with or without cause. Termination without cause entitles Mr. Cohen to
(i) a pro rata portion of the "Severance Bonus Amount" (based on the number of days between the first day of the then current fiscal year and the date termination is effective), (ii) his annual base salary, and (iii) the continuation of his health benefits for a period of one year. The "Severance Bonus Amount" for a fiscal year equals the average amount of the bonuses paid to Mr. Cohen for the fiscal years proceeding such fiscal year. In the event that his employment is terminated within 24 months following a change in control in the Company, Mr. Cohen is entitled to a lump sum payment in an amount equal to his annual base salary at the time of the termination plus the above-described Severance Bonus Amount. In addition to these severance payments, the Compensation Committee determined on November 9, 1999 that Mr. Cohen would receive a lump sum payment of $100,000 in cash, within 30 days after the last sale of the Company's non-core subsidiaries. The Committee determined on October 13, 1999 that Mr. Cohen would receive a lump sum payment of $150,000 in cash within 30 days after the Company is sold as a whole. Mr. Cohen is entitled to these payments only if he remains employed at the time the respective transactions are consummated and he is in compliance with his employment agreement.

    In June 1998, Aztec entered into an employment agreement with Mr. Claypoole, as the Company's President and Chief Executive Officer. In September 1999, Mr. Claypoole retired from these positions with the Company. In connection with his retirement, Aztec entered into an agreement with Mr. Claypoole, dated September 30, 1999, wherein the Company agreed to fulfill its obligations under the June 1998 employment agreement. These obligations included the payment of a severance bonus of $187,500, the payment of his base salary through June 10, 2002, and the continuation of his benefits until the earlier of his reemployment or June 10, 2002. In addition, Mr. Claypoole's options in Aztec stock became fully exercisable on the date of his separation from the Company.

    Aztec entered into an employment agreement with Mr. Weintraub, effective June 1, 1999, for a one year term as the Company's Vice President of Finance, Corporate Controller and Interim Chief Financial Officer. The agreement automatically renews for an additional one year term unless either party gives 90 days notice of termination. Pursuant to the agreement, Mr. Weintraub is entitled to receive a base salary of $160,000 per year, with the potential for a cash bonus of up to 25% of his annual base salary. Aztec may terminate
Mr. Weintraub with or without cause. Termination without cause entitles
Mr. Weintraub to a pro rata portion of the "Severance Bonus Amount" (based on the number of days between the first day of the then current fiscal year and the date termination is effective), (ii) his annual base salary, and (iii) the continuation of his health benefits for a period of one year. The "Severance Bonus Amount" for a fiscal year equals the average amount of the bonuses paid to Mr. Weintraub for the fiscal years proceeding such fiscal year. In the event that his employment is terminated within 24 months following a change in control in the Company, Mr. Weintraub is entitled to a lump sum payment in an amount equal to his annual base salary at the time of the termination plus the above-described Severance Bonus Amount. In addition to these severance payments, the Compensation Committee determined on November 9, 1999 that Mr. Weintraub would receive a lump sum payment of $100,000 in cash, within 30 days after the last sale of Company's non-core subsidiaries. The Committee determined on October 13, 1999 that Mr. Weintraub would receive a lump sum payment of $150,000 in cash within 30 days after the Company is sold as a whole. Mr. Weintraub is entitled to these payments only if he remains employed at the time the respective transactions are consummated and he is in compliance with his employment agreement.

    Aztec entered into an employment agreement with Mr. Ledecky, effective from June 10, 1998 until June 30, 2000. Under the employment agreement, Mr. Ledecky reported to the Board of Directors and senior management of Aztec. In such capacity, Mr. Ledecky provided acquisition negotiation services and strategic business advice. Aztec could require Mr. Ledecky's performance of such services, consistent with his other contractual obligations to other companies. Under the employment agreement Mr. Ledecky's base annual salary was set at $48,000 and he was granted a stock option to purchase 1,660,500 shares of Aztec Common Stock at an exercise price of $9.875. On December 14, 1998, Mr. Ledecky, as part of the Company's option exchange program, exchanged the options granted to him under his employment agreement. Mr. Ledecky exchanged his option to purchase 1,660,500 shares of Aztec Common Stock for an option to purchase 865,121 shares of Aztec Common Stock at an exercise price per share of $3.96875. Mr. Ledecky's options are fully vested. Mr. Ledecky also entered into an agreement with U.S. Office Products, effective June 10, 1998, which governed his continuing obligations to U.S. Office Products and portions of which were incorporated in his employment agreement with Aztec (the "Services Agreement"). Specifically, his employment agreement provided that Aztec could terminate Mr. Ledecky's employment only for "cause" as "cause" is defined in the Services Agreement. In addition, under Mr. Ledecky's employment agreement with Aztec, he was subject to the noncompetition and nonsolicitation provisions of the Services Agreement.

    Blueflame Inc., a wholly owned subsidiary of Aztec, entered into an employment agreement with Benjamin Tandowski, effective April 26, 1997. Pursuant to this agreement, Dr. Tandowski serves as president of Blueflame at a base annual salary of $300,385. Blueflame may terminate Dr. Tandowski with or without cause. Termination without cause entitles Dr. Tandowski to the base salary in effect at the date of termination for the longer of (i) three months from the date of termination, or (ii) whatever time period remains under the term of his employment agreement. Dr. Tandowski's employment agreement with Blueflame contains noncompetition and confidentiality provisions. Unless extended by the parties, the contract terminates on December 31, 2000.

                      REPORT OF THE COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

OVERVIEW AND PHILOSOPHY

    The Company's Compensation Committee is responsible for establishing the compensation of, and the compensation policies with respect to, the Company's senior officers, and administering the Company's stock benefit plans. From January through November of 1999, the Compensation Committee consisted of Messrs. Mitman and Mr. Howell and, during December 1999, the Compensation Committee consisted of Messrs. Mitman and Claypoole. The objectives of the Company's executive compensation program are to:

    - Attract and retain key executives critical to the long-term success of the Company;

    - Align the interests of the executive officers with the interests of stockholders and the success of the Company; and

    - Recognize and reward individual performance and responsibility.

    The Company's compensation polices are significantly influenced by the fact that the Company operates in the area of information technology, one of the fastest growing business sectors and one in which the competition for qualified employees is the most intense. Compensation in the information technology industry is heavily weighted in favor of stock options.

COMPENSATION PROGRAMS

    The Company's executive compensation program consists of base salary, short-term incentive compensation in the form of cash bonuses, as provided by the Company's Executive Bonus Program, and long-term incentive compensation in the form of stock options, as provided by the Company's 1998 Stock Incentive Plan. Executive officers also participate in benefit programs that are generally available to the Company's employees, including medical benefits, the 401(k) Plan and the 1998 Employee Stock Purchase Plan.

COMPENSATION POLICIES FOR EXECUTIVE OFFICERS

    For 1999, compensation for the executive officers was set within the range of compensation for executives with comparable qualifications, experience and responsibilities at other companies in the same or similar businesses, based on the determination of management and approved by the Compensation Committee. In addition, base compensation for each executive officer was determined on a case by case basis in view of each individual's contribution to the Company as a whole, including the ability to motivate others, develop the necessary skills to grow as the Company matures, recognize and pursue new business opportunities and initiate programs to enhance the Company's growth and success.

SHORT TERM EXECUTIVE COMPENSATION--EXECUTIVE BONUS PLAN.

    An executive cash bonus plan (the "Plan") was established in February 1999. Prior to that date, the Company had no formal bonus program. Under the terms of the Plan, executive officers could receive payments in addition to their base salaries. The amount of the bonuses depend on two factors: the degree to which the Company achieves its fiscal budget for the year and the extent to which the executive discharges assignments and achieves individual goals assigned to that executive during the year. No bonuses are paid if the pre-tax income from the current fiscal year is less than the level from the prior year. During 1999, the Company did not award a bonus to any executive officer, except the bonus awarded to Mr. Claypoole pursuant to his retirement agreement with the Company.

LONG TERM INCENTIVE COMPENSATION--1998 STOCK INCENTIVE PLAN

    Long-term incentives for executive officers are provided through stock options. The objectives of the program are to align executive and stockholder long-term interests by creating a strong and direct link between executive compensation and stockholder return, and to enable executives to develop and maintain a significant, long-term stock ownership position in the Company's Common Stock. Stock options are granted at an option price equal to the fair market value of the Company's Common Stock on the date of grant and will only have value if the Company's stock price increases. In selecting executives eligible to receive option grants and determining the amount and frequency of such grants, the Company evaluates a variety of factors, including (i) the job level of the executive, (ii) option grants awarded by competitors to executives at a comparable job level and (iii) past, current and prospective service to the Company rendered, or to be rendered, by the executive. During 1999, the Company granted options to purchase an aggregate of 522,000 shares of Common Stock to executive officers of the Company, consisting of 220,000 options to Mr. Cohen, 100,000 options to Dr. Tandowski, and 202,000 options to Mr. Weintraub.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

    Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a federal income tax deduction to public companies for compensation in excess of $1 million paid to a corporation's chief executive officer or any of its four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Compensation Committee periodically reviews the potential consequences of Section 162(m) and may structure the performance-based portion of its executive compensation to comply with certain exemptions to Section 162(m). However, the Compensation Committee reserves the right to use its judgment to authorize compensation payments that do not comply with the exemptions to Section 162(m) when the Compensation Committee believes such payments are appropriate and in the best interests of the stockholders, after taking into account changing business conditions or the officers' performance.

                                          1999 Compensation Committee
                                          James E. Claypoole, Chairman
                                          Clifford Mitman, Jr.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    From January through November of 1999, the members of the Compensation Committee were Messrs. Howell and Mitman and, during December 1999, the members of the Compensation Committee were Messrs. Claypoole and Mitman. Mr. Claypoole resigned as an officer of the Company in September 1999 and resigned from his position as a director in September 2000 and no longer serves as a member of the Compensation Committee. No executive officer of the Company has served as a director or member of the Compensation Committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director of or member of the Compensation Committee of the Company.

STOCK PERFORMANCE GRAPH

COMPARATIVE STOCK PERFORMANCE

    The following graph compares the cumulative total stockholder return on the Common Stock of the Company from June 11, 1998 through December 31, 1999, with the cumulative total return on (i) the Russell 3000 Index and (ii) a Line-of Business Index consisting of companies in Aztec's Standard Industrial Classification (SIC) code number 7373--Computer Integrated System Design. The comparison assumes the investment of $100 on June 11, 1998 in the Company's Common Stock and in each of the indices and, in each case, assumes reinvestment of all dividends.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                 6/11/98  6/30/98  9/30/98  12/31/98  3/31/99  6/30/99  9/30/99  12/31/99
AZTEC TECHNOLOGY PARTNERS, INC.      100    77.27    54.48     36.76    16.81    19.04    17.42     46.18
SIC CODE INDEX                       100   115.92   111.39    187.69   263.77   251.09   256.11    412.13
RUSSELL 3000 INDEX                   100   103.38    91.82    111.21    114.6   123.06   114.58    132.74

DOLLARS

CERTAIN TRANSACTIONS FOR FISCAL YEAR ENDED DECEMBER 31, 1999

    In January 2000, Blueflame entered into an agreement with Howell Capital for consulting services in the planning and execution of any public sale of equity or debt securities of Blueflame through an initial public offering ("IPO") and subsequent spin-off, or the sale of all or part of Blueflame to a third party. The agreement provides that Howell Capital is entitled to receive a fee in the form of an option to purchase a number of shares of Blueflame's common stock which would be calculated as .5% of Blueflame's total enterprise value at the time of a transaction or IPO, or such earlier time when a mutual determination of the enterprise value can be made. The option would fully vest at the time such transaction or IPO is consummated. Mr. Howell is the Managing Partner of Howell Capital and was a member of the Board of Directors of Aztec until his resignation in September 2000.

                 PROPOSAL 2--AMENDMENT TO THE 1998 NON-EMPLOYEE
                           DIRECTOR STOCK OPTION PLAN

    On September 28, 2000, the Board adopted resolutions, subject to stockholder approval, to approve an amendment (the "Director Plan Amendment") to the 1998 Non-Employee Director Stock Option Plan to increase the number of shares of Common Stock authorized for issuance thereunder from 300,000 to 700,000 shares.

    The Board has adopted the Director Plan Amendment to ensure that the Company will be able to attract and retain the highest caliber of directors to serve on its Board. As of March 2, 2000, no shares of Common Stock were available for issuance under the Director Plan.

    Under the terms of the Director Plan, options to purchase shares of Common Stock have been granted, subject to the approval of the stockholders of the increase in the number of authorized shares available, to each of Messrs. Burlinson, Gagnon and Kopyt. If the Director Plan Amendment is approved by the stockholders, shares of Common Stock will be available to fulfill these grants.

SUMMARY OF THE DIRECTOR PLAN

    The following is a summary of the material provisions of the Director Plan.

    The Director Plan provides for the grant of nonstatutory stock options to purchase shares of Common Stock to directors of the Company who are not employees of the Company or any subsidiary of the Company. Currently, under the Director Plan each eligible director is entitled to receive (i) an option to purchase 30,000 shares of Common Stock upon his or her initial election to the Board; (ii) an option to purchase 15,000 shares of Common Stock on the date of each annual meeting of stockholders, provided that he or she is serving as a director immediately following such annual meeting; (iii) an option to purchase 10,000 shares of Common Stock upon initial appointment as chairperson of a committee of the Board; and (iv) an option to purchase 10,000 shares of Common Stock on the date of each annual meeting of stockholders if serving as a chairperson of a committee of the Board, provided that he or she will continue to serve as chairperson immediately following such annual meeting.

    All options granted under the Director Plan vest in full immediately upon the date of grant. The exercise price of options granted under the Director Plan will equal the last reported sales price per share of the Common Stock on the Nasdaq SmallCap Market (or such other nationally recognized exchange or trading system if the Common Stock is no longer traded on the Nasdaq SmallCap Market) on the date of grant.

    Except as otherwise provided by the Board, options granted under the Director Plan generally are transferable by the optionee. In the event an optionee ceases to serve as a director, each option may be exercised by the optionee at any time within 90 days after the optionee ceases to serve as a director; provided, however, that in the event that the optionee ceases to serve as a director due to his death or disability, then the optionee, or his or her administrator, executor or heirs may exercise the exercisable portion of the option for up to 180 days following the date the optionee ceased to serve as a director. No option is exercisable after the expiration of ten years from the date of grant.

    The Director Plan is administered by the Board. Grants of stock options under the Director Plan and the amount and nature of the awards to be granted shall be automatic in accordance with the provisions of the Director Plan. However, all questions concerning interpretation of the Director Plan or any options granted thereunder shall be resolved by the Board. The Board is required to make appropriate adjustments in connection with the Director Plan and any outstanding grants to reflect stock dividends, stock splits and certain other events, including mergers. Subject to the provisions of the Director Plan, the Board may modify or amend outstanding options, and may amend, suspend, terminate or discontinue the Director Plan.

FEDERAL INCOME TAX CONSEQUENCES

    The following is a summary of the United States federal income tax consequences that generally will arise with respect to options granted under the Director Plan and with respect to the sale of Common Stock acquired under the Director Plan.

    A participant will not recognize taxable income upon the grant of an option under the Director Plan. Nevertheless, a participant generally will recognize ordinary compensation income upon the exercise of the option in an amount equal to the excess of the fair market value of the Common Stock acquired through the exercise of the option (the "Option Stock") on the exercise date over the exercise price.

    A participant will have a tax basis for any Option Stock equal to the exercise price plus any income recognized with respect to the option. Upon selling Option Stock, a participant generally will recognize capital gain or loss in an amount equal to the difference between the sale price of the Option Stock and the participant's tax basis in the Option Stock. This capital gain or loss will be a long-term capital gain or loss if the participant has held the Option Stock for more than one year prior to the date of the sale and will be a short-term capital gain or loss if the participant has held the Option Stock for a shorter period.

    The grant of a stock option under the Director Plan will have no tax consequences to the Company. The Company generally will be entitled to a business-expense deduction, however, with respect to any ordinary compensation income recognized by a participant under the Director Plan.

    THE BOARD OF DIRECTORS BELIEVES THAT THE APPROVAL OF THE NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN AMENDMENT IS IN THE BEST INTERESTS OF AZTEC AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE IN FAVOR OF THIS PROPOSAL.

        PROPOSAL 3--RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

    The Board of Directors has selected the firm of PricewaterhouseCoopers LLP as the Company's independent accountants for the current fiscal year. PricewaterhouseCoopers LLP is the Company's current independent accountants. Although stockholder ratification of the Board's selection of PricewaterhouseCoopers LLP is not required by law, the Board believes that it is advisable to give stockholders the opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, the Board will reconsider its selection of PricewaterhouseCoopers LLP.

    Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

    THE BOARD OF DIRECTORS BELIEVES THAT THE SELECTION OF THE FIRM OF PRICEWATERHOUSECOOPERS LLP AS ITS INDEPENDENT ACCOUNTANTS IS IN THE BEST INTEREST OF AZTEC AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE IN FAVOR OF THIS PROPOSAL.

                                 OTHER MATTERS

    The Board of Directors knows of no other business which will be presented for consideration at the Annual Meeting other than that described above. However, if any other business should come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their best judgment on such matters.

                             ADDITIONAL INFORMATION

SOLICITATION COSTS

    All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of shares held in their names and the Company will also reimburse them for out-of-pocket expenses incurred on behalf of the Company. In addition, D.F. King & Co., Inc. has been engaged to solicit proxies on behalf of the Board at an estimated cost of $5,000 as well as reimbursement for any additional reasonable expenses.

STOCKHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

    Any proposal that a stockholder of the Company wishes to be considered for inclusion in the Company's proxy statement and proxy for the 2001 Annual Meeting of Stockholders (the "2001 Annual Meeting") must be submitted to the Secretary of the Company at the Company's principal office in Braintree, Massachusetts not later than July 16, 2001.

    In addition, the Company's Amended and Restated By-laws require that the Company be given advance notice of stockholder nominations for election to the Company's Board of Directors and of other business which stockholders wish to present for action at an annual meeting of stockholders (other than matters included in the Company's proxy statement in accordance with Rule 14a-8). The required notice must be made in writing delivered or mailed by first class United States mail, postage prepaid, to the Assistant Secretary of the Company and received not less than 60 days nor more than 90 days prior to such meeting; provided, however, that if less than 70 days' notice or prior public disclosure of the date of the 2001 Annual Meeting is given to stockholders, such nomination or notice of other business shall have been mailed or delivered to the Secretary of the Company not later than the close of business on the 10th day following the date on which the notice of meeting was mailed or such public disclosure was made, whichever occurs first.

    If a stockholder fails to provide timely notice of a proposal to be presented at the 2001 Annual Meeting, the proxies designated by the Board of Directors of the Company will have discretionary authority to vote on any such proposal.

    The Company has not yet determined the date of its 2001 Annual Meeting.

                                          By Order of the Board of Directors,

                                          [/S/ T. KENWOOD MULLARE]

                                          T. Kenwood Mullare
                                          SECRETARY

November 15, 2000

    THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE ANNUAL MEETING. WHETHER OR NOT STOCKHOLDERS PLAN TO ATTEND, STOCKHOLDERS ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING MAY VOTE THEIR SHARES PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                         AZTEC TECHNOLOGY PARTNERS, INC.

                              AMENDED AND RESTATED

                  1998 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

1.       PURPOSE.

         The purpose of this 1998 Non-Employee Director Stock Option Plan (the "Plan") of Aztec Technology Partners, Inc. (the "Company") is to encourage ownership in the Company by non-employee directors of the Company (the "Directors"), whose continued services are considered essential to the Company's future progress and to provide them with a further incentive to remain as Directors.

2.       ADMINISTRATION.

         The Board of Directors of the Company (the "Board of Directors") shall supervise and administer the Plan. Grants of stock options under the Plan and the amount and nature of the awards to be granted shall be automatic in accordance with Section 5. However, all questions concerning interpretation of the Plan or any options granted under it shall be resolved by the Board of Directors and such resolution shall be final and binding upon all persons having an interest in the Plan. The Board of Directors may, to the full extent permitted by or consistent with applicable laws or regulations, delegate any or all of its powers under the Plan to a committee appointed by the Board of Directors, and if a committee is so appointed, all references to the Board of Directors in the Plan shall mean and relate to such committee.

3.       PARTICIPATION IN THE PLAN.

         The Directors shall be eligible to receive options under the Plan.

4.       STOCK SUBJECT TO THE PLAN.

         (a) The maximum number of shares of the Company's common stock, par value $0.001 per share ("Common Stock"), which may be issued under the Plan shall be seven hundred thousand (700,000) shares, subject to adjustment as provided in Section 7.

         (b) If any outstanding option under the Plan for any reason expires or is terminated without having been exercised in full, the shares covered by the unexercised portion of such option shall again become available for issuance pursuant to the Plan.

         (c) All options granted under the Plan shall be non-statutory options not entitled to special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

         (d) Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

5.       TERMS, CONDITIONS AND FORM OF OPTIONS.

         Each option granted under the Plan shall be evidenced by a written agreement in such form as the Board of Directors shall from time to time approve, which agreements shall comply with and be subject to the following terms and conditions:

         (a) OPTION GRANT DATES. Options shall automatically be granted to the Directors as follows:

                  (i) each Director shall be granted an option to purchase 30,000 shares of Common Stock in respect of his or her initial election to the Board of Directors;

                  (ii) each Director shall be granted an option to purchase 15,000 shares of Common Stock on the date of each Annual Meeting of Stockholders of the Company, provided that he or she is serving as a Director immediately following such annual meeting;

                  (iii) each Director who serves as chairperson of a committee of the Board of Directors shall be granted an option to purchase 10,000 shares of Common Stock in respect of his or her initial election as chairperson of such committee; and,

                  (iv) each Director who serves as chairperson of a committee of the Board of Directors shall be granted an option to purchase 10,000 shares of Common Stock in respect of service as chairperson of such committee on the date of each Annual Meeting of Stockholders of the Company, provided that he or she is serving as chairperson of that committee of the Board of Directors immediately following such annual meeting.

         (b) OPTION EXERCISE PRICE. The option exercise price per share for each option granted under the Plan shall be (x) the last reported sales price per share of the Common Stock on The Nasdaq Stock Market (or if the Common Stock is traded on a national securities exchange on the date of grant, the reported closing sales price per share of the Common Stock on such exchange) on the day prior to the date of grant (or if no such price is reported on such date such price as reported on the nearest preceding day), or (y) if the Common Stock is not traded on The Nasdaq Stock Market or a national securities exchange, the option exercise price for each such option shall be the fair market value per share of the Common Stock on the date of grant as most recently determined by the Board of Directors.

         (c) TRANSFERABILITY OF OPTIONS. Except as the Board of Directors may otherwise determine or provide in an option granted under the Plan, any option granted under the Plan to an optionee shall be transferable by the optionee to any transferee, and shall be exercisable during the optionee's lifetime by the optionee or any authorized transferee or such optionee's or authorized transferee's guardian or legal representative. References to an optionee, to the extent relevant in the context, shall include references to authorized transferees.

         (d)      VESTING PERIOD.
                  (i) GENERAL. Each option granted under the Plan shall be fully vested and exercisable on the option grant date.

                  (ii) ACCELERATION UPON CHANGE IN CONTROL. To the extent an option is not fully vested and exercisable on the option grant date it shall immediately become exercisable in full in the event a Change in Control (as defined in Section 8) of the Company occurs.

         (e) TERMINATION. Each unexercised option shall terminate, and may no longer be exercised, on the earlier of the (i) the date ten years after the grant date of such option, or (ii) the date 90 days after the optionee ceases to serve as a Director; provided that, in the event an optionee ceases to serve as a Director due to his or her death or disability (within the meaning of Section 22(e)(3) of the Code or any successor provision), then the exercisable portion of the option may be exercised, within the period of 180 days following the date the optionee ceases to serve as a Director (but in no event later than ten years after the option grant date), by the optionee or by the person to whom the option is transferred in accordance with the terms of this Plan and the applicable option agreement, or by written notice pursuant to Section 5(g).

         (f) EXERCISE PROCEDURE. An option may be exercised only by written notice to the Company at its principal office accompanied by (i) payment in cash or by certified or bank check of the full consideration for the shares as to which they are exercised, (ii) delivery of outstanding shares of Common Stock (which, in the case of shares acquired from the Company, have been outstanding for at least six months) having a fair market value on the last business day preceding the date of exercise equal to the option exercise price, or (iii) an irrevocable undertaking by a broker (who is a member of the New York Stock Exchange) to deliver promptly to the Company sufficient funds to pay the exercise price or delivery of irrevocable instructions to a broker (who is a member of the New York Stock Exchange) to deliver promptly to the Company cash or a check sufficient to pay the exercise price.

         (g) EXERCISE BY REPRESENTATIVE FOLLOWING DEATH OF DIRECTOR. An optionee, by written notice to the Company, may designate one or more persons (and from time to time change such designation), including his or her legal representative, who, by reason of the optionee's death, shall acquire the right to exercise all or a portion of the option. If the person or persons so designated wish to exercise any portion of the option, they must do so within the term of the option as provided herein. Any exercise by a representative shall be subject to the provisions of the Plan.

6.       LIMITATION OF RIGHTS.

         (a) NO RIGHT TO CONTINUE AS A DIRECTOR. Neither the Plan, nor the granting of an option nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain the optionee as a Director for any period of time.

         (b) NO STOCKHOLDERS' RIGHTS FOR OPTIONS. An optionee shall have no rights as a stockholder with respect to the shares covered by his or her option until the date of the issuance to him or her of a stock certificate therefor, and no adjustment will be made for dividends or other rights (except as provided in Section 7) for which the record date is prior to the date such certificate is issued.

         (c) COMPLIANCE WITH SECURITIES LAWS. Each option shall be subject to the requirement that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of the shares subject to such option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, or the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with, the issuance or purchase of shares thereunder, such option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval, or satisfaction of such condition shall have been effected or obtained on conditions acceptable to the Board of Directors. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification, or to satisfy such condition.

7.       ADJUSTMENT PROVISIONS FOR MERGERS, RECAPITALIZATIONS AND RELATED
TRANSACTIONS.

If, through or as a result of any merger, consolidation, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar transaction, (i) the outstanding shares of Common Stock are exchanged for a different number or kind of securities of the Company or of another entity, or (ii) additional shares or new or different shares or other securities of the Company or of another entity are distributed with respect to such shares of Common Stock, the Board of Directors shall make an appropriate and proportionate adjustment in (x) the maximum number and kind of shares reserved for issuance under the Plan, (y) the number and kind of shares or other securities subject to then outstanding options under the Plan, and (z) the price for each share subject to any then outstanding options under the Plan (without changing the aggregate purchase price for such options), to the end that each option shall be exercisable, for the same aggregate exercise price, for such securities as such option holder would have held immediately following such event if he had exercised such option immediately prior to such event. No fractional shares will be issued under the Plan on account of any such adjustments.

8.       CHANGE IN CONTROL.

For purposes of the Plan, a "Change in Control" shall be deemed to have occurred only if any of the following events occurs: (i) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 30% or more of either (x) the then-outstanding shares of Common Stock (the "Outstanding Company Common Stock"), or (y) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); PROVIDED, HOWEVER, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control Event: (A) any acquisition directly from the Company (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for common stock or voting securities of the Company, unless the Person exercising, converting or exchanging such security acquired such security directly from the Company or an underwriter or agent of the Company), (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (C) any acquisition by any corporation pursuant to a Business Combination (as defined below) which complies with clauses (x) and (y) of subsection (iii) of this definition; or (ii) such time as the Continuing Directors (as defined below) do not constitute a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term "Continuing Director" means at any date a member of the Board (x) who was a member of the Board on the date of the initial adoption of this Plan by the Board, or (y) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; PROVIDED, HOWEVER, that there shall be excluded from this clause (y) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or (iii) the consummation of a merger, consolidation, reorganization or statutory share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (x) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then- outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company's assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the "Acquiring Corporation") in substantially the same proportions as their ownership of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively, immediately prior to such Business Combination, and (y) no Person (excluding the Acquiring Corporation or any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 50% or more of the then-outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination).

9.       TERMINATION AND AMENDMENT OF THE PLAN.

The Board of Directors may suspend or terminate the Plan or amend it in any respect whatsoever.

10.      NOTICE.

Any written notice to the Company required by any of the provisions of the Plan shall be addressed to the Treasurer of the Company and shall become effective when it is received.

11.      GOVERNING LAW.

The Plan and all determinations made and actions taken pursuant hereto shall be governed by the internal laws of the State of Delaware (without regard to any applicable conflicts of laws or principles).

12.      EFFECTIVE DATE.

The Plan, as amended, shall become effective on April 20, 1999.


                                       Adopted by the Board of Directors on
                                       April 20, 1999.

                         AZTEC TECHNOLOGY PARTNERS, INC.
                          50 Braintree Hill Office Park
                               Braintree, MA 02184

                 PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS


         The undersigned hereby appoints Ira Cohen, Ross J. Weintraub, Alexander
A. Bernhard, or any of them with full power of substitution, proxies to vote at the Annual Meeting of Stockholders of Aztec Technology Partners, Inc. (the "Company") to be held on December 12, 2000 at 10:00 a.m., local time, at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, and at any adjournment or adjournments thereof, hereby revoking any proxies heretofore given, to vote all shares of Common Stock of the Company held or owned by the undersigned as directed on the reverse, and in their discretion upon such other matters as may come before the meeting.

         This proxy, when properly executed, will be voted in the manner directed by the undersigned. If no direction is given with respect to any election to office or proposal specified above, this proxy will be voted for such election to office or proposal.



                         (To be Signed on Reverse Side)



                                SEE REVERSE SIDE

Please Detach and Mail in the Envelope
Provided

/X/   Please mark your votes as in this
example


                       WITHOLD
                       AUTHORITY
                       TO VOTE
                       FOR ALL
                  FOR  NOMINEES
1. To elect the  / /  / /                              FOR  AGAINST  ABSTAIN
nominees at right as  Nominees:            2. Approve  / /  / /  / /
Class I and Class                             amendment
III Directors         Class I:                to the 1998 Non-Employee Director
(except as marked     Robert F. Burlinson     Stock Option Plan.
below)                Leon Kopyt
                                                       FOR  AGAINST ABSTAIN
                      Class III:
                      Joseph L. Gagnon                 / /  / /  / /
                      Ira Cohen
                                           3. To ratify the
FOR ALL NOMINEES EXCEPT FOR THE               selection of
FOLLOWING: (TO WITHHOLD                       PricewaterhouseCoopers LLP as the
AUTHORITY TO VOTE FOR ONE OR                  Company's independent accountant
MORE NOMINEES, WRITE THE                      for the current fiscal year.
NOMINEES NAME BELOW):
-----------------------------------------
                                           Please mark this box if you will
                                           be / / attending the meeting and
                                           return the proxy card promptly using
                                           the enclosed envelope.

                                           Please mark this box if address
                                           change / / and note at left.



Signature____________ Date ______, 2000 Signature ____________ Date ______, 2000

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign personally. When signing as attorney, executor, administrator, trustee or guardian, indicate full title as such.